Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: August 2, 2024

J. Christopher Flowers

/s/ J. Christopher Flowers

Paula Mims, not in her individual capacity but in her capacity as Executor of the Estate of Nimrod T. Frazer

/s/ Paula Mims

Frazer Holdings LP By: Frazer Ventures LLC, its general partner

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Executor

By:	/s/ Paula Mims
Name: Paula Mims
Title: Executor

Frazer ventures Llc

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Executor

By:	/s/ Paula Mims
Name: Paula Mims
Title: Executor

Estate of nimrod t. frazer

By:	/s/ J. Christopher Flowers
Name: J. Christopher Flowers
Title: Executor

By:	/s/ Paula Mims
Name: Paula Mims
Title: Executor

anne oros

/s/ Anne Oros

John J. oros 1998 family trust

By:	/s/ John Oros
Name: John Oros
Title: Grantor

Stuart Schlesinger

/s/ Stuart Schlesinger

Hyman 2018 family trust

By:	/s/ Stuart Schlesinger
Name: Stuart Schlesinger
Title: Trustee

David g. walsh

/s/ David G. Walsh

steven d. arnold

/s/ Steven D. Arnold

ARNOLD 1997 LIMITED PARTNERSHIP By: SAS GP, L.L.C., its general partner

By:	/s/ Steven D. Arnold
Name: Steven D. Arnold
Title: President

SAS GP, L.L.C.

By:	/s/ Steven D. Arnold
Name: Steven D. Arnold
Title: President